UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 20, 2012

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400, Dallas, Texas		75219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of PlainsCapital Corporation (the “Company”) was held on September 20, 2012. On the August 3, 2012 record date (the “Record Date”), the Company had two classes of voting securities entitled to vote at the special meeting, Common Stock, par value $0.001 per share, and Original Common Stock, par value $0.001 per share, each of which entitles the holder to one vote per share. The Company did not have any shares of Common Stock issued and outstanding on the Record Date, and, therefore, there were no shares of Common Stock represented in person or by proxy at the special meeting. A total of 30,803,298 shares of Original Common Stock were represented in person or by proxy at the special meeting, representing 89.4% of the 34,462,390 shares of Original Common Stock issued and outstanding on the Record Date.

The meeting was held in order to vote upon the following proposals set forth in the Company’s definitive proxy statement, filed with the SEC on August 7, 2012: (i) to adopt and approve the Agreement and Plan of Merger, dated as of May 8, 2012, by and among Hilltop Holdings Inc. (“Hilltop”), Meadow Corporation, a wholly owned subsidiary of Hilltop, and the Company, as such agreement may be amended from time to time (the “Merger Proposal”); (ii) to approve, on a non-binding, advisory basis, compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger (the “Compensation Proposal”); and (iii) to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”). The Merger Proposal was approved by greater than a majority of shares of the Company’s Original Common Stock outstanding on the Record Date. The Compensation Proposal was approved by greater than a majority of the shares of the Company’s Original Common Stock represented in person or by proxy at the special meeting and entitled to vote on such proposal. Results of the voting were as follows:

Proposal 1: the Merger Proposal

For	Against	Abstain	Broker Non-Votes
30,398,019	10,227	395,052	—

Proposal 2: the Compensation Proposal

For	Against	Abstain	Broker Non-Votes
27,953,564	2,040,156	809,578	—

Because the Merger Proposal was approved by greater than a majority of shares of the Company’s Original Common Stock outstanding on the Record Date for the special meeting, it was unnecessary to tally the votes for the Adjournment Proposal.

The merger remains subject to the satisfaction of certain closing conditions, including receipt of regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSCAPITAL CORPORATION

Date: September 20, 2012	By:	/s/ John A. Martin
	Name:	John A. Martin
	Title:	Executive Vice President and Chief Financial Officer